PRESS RELEASE

SecureTech Acquires Exclusive License to QSTAK Blockchain and Post-Quantum Technology

Company Forms QSTAK Market, LLC Joint Venture and

Simultaneously Acquires 15% Net Interest in QSTAK Holding, LLC for $4.5 Million

Roseville, Minnesota – October 27, 2026 – SecureTech Innovations, Inc. (OTCQB: SCTH), a diversified technology holding company advancing artificial intelligence initiatives, industrial 3D printing and manufacturing technologies, and blockchain-based digital infrastructure and assets, today announces that it has completed a set of strategic transactions with QSTAK Holding, LLC (“QSTAK”), the developer of the QSTAKCHAIN blockchain and post-quantum technologies. Under the transactions, SecureTech:

1)Acquired a perpetual, exclusive, worldwide license to QSTAK’s blockchain and related technologies, including certain post-quantum technology still in development;

2)Formed QSTAK Market, LLC (“QSTAK Market”), a joint venture majority-owned by SecureTech’s wholly owned subsidiary, Piranha Blockchain, Inc. (“Piranha Blockchain”); and

3)Purchased a net 15% ownership interest in QSTAK for $4.5 million in SecureTech’s Series A Preferred Stock.

Together, these transactions give Piranha Blockchain its first operating business since its formation, with initial consolidated revenue anticipated during the current fiscal quarter.

Perpetual, Exclusive License to the QSTAK Technologies

Under an Exclusive Intellectual Property License Agreement, QSTAK has granted SecureTech a perpetual, exclusive, worldwide license to the QSTAK and QSTAKCHAIN technologies for all lawful fields of use. The licensed technology includes:

•the QSTAKCHAIN blockchain and its public block explorer;

•the QSTAK Wallet for iOS, Android, and as a browser extension;

•QSTAK exchange and decentralized-exchange materials; and

•related token portals, domain names, brands, and know-how.

The license also covers future improvements QSTAK develops to the licensed technology, including post-quantum security features and the QSTAK exchange, both of which are in advanced stages of development.

In exchange for the exclusive license, SecureTech will pay consideration with an aggregate stated value of up to $22 million. All of it is payable in newly designated Series B Preferred Stock (stated value of $10,000 per share), and none of it in cash. The consideration is earned in four tranches:

•$6.0 million (600 Series B shares), earned at closing;

•$3.0 million (300 Series B shares), upon commercial launch of the QSTAK Exchange;

•$6.5 million (650 Series B shares), when QSTAK Market reaches $7.5 million in gross revenue over any twelve-month period; and

•$6.5 million (650 Series B shares), when QSTAK Market reaches $15.0 million in gross revenue over any twelve-month period.

SecureTech expects to record the license as an intangible asset on its balance sheet. The amount initially recorded is expected to relate to the $6 million tranche earned at closing. It will be determined under U.S. generally accepted accounting principles and may differ from that stated value.

Holders cannot convert the Series B Preferred Stock into common stock. No cash or ongoing royalty is payable to QSTAK for SecureTech’s own use of the exclusive licensed technology.

QSTAK Market Joint Venture: Building Out Piranha Blockchain

QSTAK Market is a newly formed Wyoming limited liability company. It is owned 57% by Piranha Blockchain, 38% by QSTAK, and 5% by Craft Capital Management, LLC, which introduced the parties. SecureTech controls QSTAK Market and expects to consolidate its operating results within its financial statements.

SecureTech has granted QSTAK Market a royalty-free sublicense to use the QSTAK technologies in its business. QSTAK Market intends to build on the QSTAKCHAIN platform to tokenize real-world assets (“RWA”), meaning the representation of ownership in physical or financial assets as digital tokens on a blockchain. QSTAK Market will offer these services in compliance with applicable regulatory requirements. More information about the QSTAKCHAIN technology is available at qstakchain.com. SecureTech expects to share more detail about QSTAKCHAIN and QSTAK Market’s planned operations in a future announcement.

15% Net Ownership Interest in QSTAK Holding, LLC

Under a separate Stock Purchase Agreement, SecureTech acquired a net 15% ownership interest in QSTAK for $4.5 million, paid in newly issued shares of SecureTech’s Series A Preferred Stock rather than cash. The number of Series A Preferred shares was determined by a formula based on the closing price of SecureTech’s common stock on the trading day immediately preceding the closing. SecureTech will initially record its equity interest in QSTAK at cost. SecureTech also received the right to appoint a non-voting observer to QSTAK’s governing board.

Additional details about the transactions are available in the Company’s Current Report on Form 8-K filed with the SEC.

J. Scott Sitra, SecureTech’s President and CEO, stated, “Today marks a defining moment for SecureTech and the day Piranha Blockchain becomes an operating business. With a perpetual, exclusive license to the QSTAK and QSTAKCHAIN technologies, we’re not starting from a blank slate. We’re starting with a live blockchain network, block explorer, and wallet, and a team already advancing post-quantum security. That head start puts us well ahead of building from scratch. We’re now positioned to commercialize today’s blockchain technologies and the next generation of quantum-resistant infrastructure, starting with the tokenization of real-world assets through QSTAK Market.”

“Just as important, we believe this is a financially compelling transaction for our shareholders. We secured these technologies and a 15% stake in QSTAK entirely with preferred stock, not cash. Our $4.5 million investment in QSTAK will be recorded at cost, adding directly to our total assets and stockholders’ equity, and we expect the license itself to be recorded as an intangible asset as well. These transactions strengthen our balance sheet, align us closely with the team behind the technology, and give us a powerful platform to scale the entire SecureTech enterprise even faster. We couldn’t be more excited about what comes next,” added Mr. Sitra.

About SecureTech Innovations

SecureTech Innovations, Inc. (OTCQB: SCTH) is a diversified technology holding company whose subsidiaries operate across artificial intelligence-driven manufacturing, blockchain-based digital infrastructure and cybersecurity, and patented vehicle security systems. Its portfolio companies include AI UltraProd, which develops AI-powered industrial 3D manufacturing solutions; Piranha Blockchain, which focuses on Web3 security architecture, digital asset infrastructure, and cybersecurity systems, and holds a majority interest in QSTAK Market, LLC, a joint venture formed to commercialize the Company’s exclusively licensed QSTAKCHAIN technology; and Top Kontrol, which holds patented vehicle anti-theft and anti-carjacking technology. SecureTech’s mission is to deliver practical, transformative technologies that improve safety, automation, and digital resilience across multiple industries.

For further information, visit our websites:

securetechinnovations.com | aiultraprod.com | piranhablockchain.com | qstakchain.com | topkontrol.com

Disclaimer & Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may include, but are not limited to, statements regarding the anticipated benefits of the exclusive license, the QSTAK Market joint venture, and SecureTech’s ownership interest in QSTAK; the expected timing of initial revenue from QSTAK Market; projections prepared by QSTAK; the earning and issuance of Series B Preferred Stock in future tranches and the commercial launch and revenue milestones that trigger them; QSTAK Market’s planned tokenization of real-world assets and other commercial activities; the development of post-quantum security features and the QSTAK exchange; the expected accounting treatment of the license, the QSTAK Market joint venture, and SecureTech’s interest in QSTAK, including the amounts at which they are recorded and their effect on SecureTech’s total assets and stockholders’ equity; the timing and content of future announcements; and SecureTech’s business, growth, and strategic outlook. These statements are often identified by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “forecasts,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately,” and similar expressions.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results, events, or circumstances to differ materially from those expressed or implied, including: the risk that the licensed technologies may not perform as expected or may not be successfully commercialized; that QSTAK Market may not generate revenue in the current fiscal quarter or in the amounts projected by QSTAK, whose projections are based on assumptions that may prove incorrect and have not been independently verified; that the commercial launch or revenue milestones may not occur; that QSTAK Market or QSTAK may incur operating losses or require additional capital that may not be available on acceptable terms, or at all; that tokenization, digital-asset, exchange, and related activities may require licenses, registrations, or approvals that may not be obtained, or may be affected by changes in law or regulation; that post-quantum security features may not be developed or may not perform as intended; that the amounts at which SecureTech records the license or its interest in QSTAK may differ from the stated value of the consideration, will depend on independent valuations and the review of SecureTech’s independent registered public accounting firm, and may later become impaired; that SecureTech’s stockholders may experience dilution or other effects from the issuance of preferred stock; the substantial doubt about the Company’s ability to continue as a going concern described in its most recent periodic reports; the risk that the Company will require additional capital and that such capital may not be available on acceptable terms, or at all; the Company’s current dependence on AI UltraProd for substantially all of its revenue; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as amended, and its Quarterly Reports on Form 10-Q, as amended. The financial information in this press release is unaudited and is qualified in its entirety by reference to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026. The Company’s SEC filings are available at www.sec.gov. SecureTech undertakes no obligation to update any forward-looking statement to reflect new information, future events, or otherwise, except as required by applicable law.

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Media Contact

SecureTech Innovations, Inc.

Email: ir@securetechinnovations.com

Phone: (651) 317-8990

Website: www.securetechinnovations.com